Exhibit 99.1

News Release

For Immediate Release	UBSI Contact: W. Mark Tatterson
June 3, 2021	Chief Financial Officer
(800) 445-1347 ext.8716

ESXB Contact: Bruce E. Thomas Chief Financial Officer (804) 934-9999

United Bankshares, Inc. to Acquire Community Bankers Trust Corporation

WASHINGTON, D.C., CHARLESTON, WV, and RICHMOND, VA — United Bankshares, Inc. (“United”) (NASDAQ: UBSI), the parent company of United Bank, and Community Bankers Trust Corporation (“Community Bankers Trust”) (NASDAQ: ESXB), the parent company of Essex Bank, today announced that they have entered into a definitive merger agreement.

The combined organization will be approximately $29 billion in assets and rank as the 38th largest banking company in the U.S. based on market capitalization. The merger brings together two high-performing banking companies and strengthens United’s position as one of the largest and best performing regional banking companies in the Mid-Atlantic and Southeast. Community Bankers Trust has assets of approximately $1.7 billion and is headquartered in the greater Richmond, Virginia market. This transaction represents the 33rd acquisition of the current administration of United and will result in a combined company with nearly 250 locations in some of the most desirable banking markets in the nation.

Pursuant to the merger agreement, United will acquire 100% of the outstanding shares of Community Bankers Trust in exchange for common shares of United. The exchange ratio will be fixed at 0.3173 of United’s shares for each share of Community Bankers Trust, resulting in an aggregate transaction value of approximately $303.3 million.

“We are extremely pleased to partner with Community Bankers Trust,” said Richard M. Adams, Chairman and CEO of United. “This transaction enhances our existing presence in the DC Metro MSA and takes us into new markets including Baltimore, Annapolis, Lynchburg, Richmond, and the Northern Neck of Virginia. It also strategically connects our Mid-Atlantic and Southeast footprints.”

Community Bankers Trust President and CEO Rex L. Smith III stated, “We are excited to become a part of the United Bank family. They have a steadfast and proven commitment to their customers and the communities in which they operate. The merger will give us the ability to offer better and more sophisticated products and services while still maintaining the community bank approach to doing business with local leadership. This will be a great benefit to our customers, to our shareholders and to the communities of Central Virginia, the Northern Neck and Eastern Maryland.” Mr. Smith will be retained as Regional President responsible for the existing Essex Bank locations in Virginia.

The merger agreement has been approved by the boards of directors of both companies. The merger is expected to close in the fourth quarter of 2021, subject to satisfaction of customary closing conditions, including receipt of customary regulatory approvals and approval by the shareholders of Community Bankers Trust. Community Bankers Trust will merge into United, and Essex Bank will merge into United Bank, with United and United Bank being the surviving entities.

Performance Trust Capital Partners served as financial advisor, and Bowles Rice LLP served as legal counsel to United.

Piper Sandler & Co. served as financial advisor, and Williams Mullen served as legal counsel to Community Bankers Trust.

About Community Bankers Trust

Community Bankers Trust is a well-capitalized, single bank holding company headquartered in the greater Richmond, Virginia market with approximately $1.7 billion in assets as of March 31, 2021. Community Bankers Trust is the holding company for Essex Bank, a Virginia state chartered bank with 24 full-service offices, 18 of which are in Virginia and six of which are in Maryland. Essex Bank also operates two loan production offices.

About United

United is a financial holding company with approximately $27 billion in assets as of March 31, 2021. United is the parent company of United Bank. United Bank and its subsidiaries comprise 223 offices in Virginia, Maryland, Washington, D.C., North Carolina, South Carolina, Georgia, Pennsylvania, West Virginia, and Ohio. The Community Bankers Trust transaction represents the 33rd acquisition of the current administration. United has increased its dividend to shareholders for 47 consecutive years—a record only one other major banking company in the United States has been able to achieve.

Forward-Looking Statements

This joint press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are intended to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about (i) the benefits of a merger (the “Merger”) between Community Bankers Trust and United, including future financial and operating results, cost savings enhancements to revenue and accretion to reported earnings that may be realized from the Merger; (ii) United’s and Community Bankers Trust’s plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts; and (iii) other statements identified by words such as “expects” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “targets,” “projects,” “will,” or words of similar meaning generally intended to identify forward-looking statements. These forward-looking statements are based upon the current beliefs and expectations of the respective managements of United and Community Bankers Trust and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the control of United and Community Bankers Trust. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements because of possible uncertainties.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the businesses of United and Community Bankers Trust may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; (2) the expected growth opportunities or cost savings from the Merger may not be fully realized or may take longer to realize than expected; (3) deposit attrition, operating costs, customer losses and business disruption following the Merger, including adverse effects on relationships with employees, may be greater than expected; (4) the regulatory approvals required for the Merger may not be obtained on the proposed terms or on the anticipated schedule; (5) the shareholders of Community Bankers Trust may fail to approve the Merger; (6) legislative or regulatory changes, including changes in accounting standards, may adversely affect the businesses in which United and Community Bankers Trust are engaged; (7) the interest rate environment may further compress margins and adversely affect net interest income; (8) results may be adversely affected by continued diversification of assets and adverse changes to credit quality; (9) competitive pressures on product pricing and services; (10) success, impact, and timing of United’s business strategies, including market acceptance of any new products or services; (11) disruption from the Merger making it more difficult to maintain relationships with employees, customers or other parties with whom United and Community Bankers Trust have business relationships; (12) diversion of management time on Merger-related issues; (13) risks relating to the potential dilutive effect of the shares of United common stock to be issued in the Merger; (14) the reaction to the proposed transaction from the companies’ customers, employees and counterparties; (15) the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the merger agreement between United and Community Bankers Trust; (16) the outcome of any legal proceedings that may be instituted against United or Community Bankers Trust; (17) changes in general economic, political, or industry conditions; (18) uncertainty as to the extent of the duration, scope and impacts of the COVID-19 pandemic on United, Community Bankers Trust and the Merger; (19) uncertainty in U.S. fiscal and monetary policy, including the interest rate policies of the Federal Reserve Board; (20) volatility and disruptions in global capital and credit markets; (21) reform of LIBOR; and (22) the nature, extent, timing, and results of governmental actions, examinations, reviews, reforms, regulations, and interpretations, those involving the OCC, Federal Reserve, FDIC, and CFPB. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in Community Bankers Trust’s and United’s reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission (the “SEC”) and available on the SEC’s Internet site (http://www.sec.gov).

United and Community Bankers Trust caution that the foregoing list of factors is not exclusive. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to United or Community Bankers Trust or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. United and Community Bankers Trust do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

Participants in the Transactions

United, Community Bankers Trust and their respective directors, executive officers and certain other members of management and employees may be deemed “participants” in the solicitation of proxies from Community Bankers Trust’s shareholders in favor of the Merger with United. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Community Bankers Trust shareholders in connection with the proposed Merger will be set forth in the proxy statement/prospectus when it is filed with the SEC.

You can find information about the executive officers and directors of United in its Annual Report on Form 10-K for the year ended December 31, 2020 and in its definitive proxy statement filed with the SEC on March 30, 2021. You can find information about Community Bankers Trust’s executive officers and directors in its Annual Report on Form 10-K for the year ended December 31, 2020 and in its definitive proxy statement filed with the SEC on April 23, 2021. You can obtain free copies of these documents from United or Community Bankers Trust using the contact information below.

Additional Information About the Merger and Where to Find It

Shareholders of United and Community Bankers Trust and other investors are urged to read the proxy statement/prospectus that will be included in the registration statement on Form S-4 that United will file with the SEC in connection with the proposed Merger because it will contain important information about United, Community Bankers Trust, the proposed Merger, the persons soliciting proxies in the proposed Merger and their interests in the proposed Merger and related matters. The proposed Merger will be submitted to Community Bankers Trust’s shareholders for their consideration. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval in favor of the Merger, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Investors will be able to obtain all documents filed with the SEC by United free of charge at the SEC’s Internet site (http://www.sec.gov). In addition, documents filed with the SEC by United will be available free of charge from the Corporate Secretary of United Bankshares, Inc., 514 Market Street, Parkersburg, West Virginia 26101, telephone (304) 424-8800, and documents filed with the SEC by Community Bankers Trust will be available free of charge from the Corporate Secretary of Community Bankers Trust Corporation, 9954 Mayland Drive, Suite 2100, Richmond, Virginia 23233, telephone (804) 934-9999. The proxy statement/prospectus (when it is available) and the other documents may also be obtained for free by accessing United’s website at www.ubsi-inc.com under the tab “Investor Relations” and then under the heading “SEC Filings” or by accessing Community Bankers Trust’s website at www.cbtrustcorp.com under the tab “SEC Filings” and then under the heading “Documents”. You are urged to read the proxy statement/prospectus carefully, once it becomes available before making a decision concerning the Merger.